American Eagle Energy Announces Completion of Common Stock Offering and Exercise of Over-Allotment Option

Denver, CO—March 24, 2014—American Eagle Energy (NYSE MKT: AMZG) (“American Eagle” or the “Company”) announced today it has completed the sale of 11,000,000 shares of its common stock and that the underwriters have exercised their over-allotment option of an additional 1,650,000 shares of the Company’s common stock in full. The resulting net proceeds to the Company, after deducting underwriting discounts and commissions and the Company’s estimated expenses, were approximately $78.0 million.

In connection with the common stock offering, Johnson Rice & Company L.L.C. acted as sole book-running manager, Northland Capital Markets and Euro Pacific Capital acted as senior co-managers, and Canaccord Genuity and Wunderlich Securities acted as co-managers of the offering. The underwritten public offering was made pursuant to an effective registration statement filed by the Company with the Securities and Exchange Commission. A prospectus supplement and accompanying base prospectus is filed with the Securities and Exchange Commission. Copies of the final prospectus supplement and accompanying base prospectus related to the offering may be obtained from Johnson Rice & Company L.L.C., Corporate Finance Department, 639 Loyola Avenue, Suite 2775, New Orleans, LA 70113, phone (504) 584-1231.

An electronic copy of the prospectus supplement and accompanying base prospectus may also be obtained at no charge at the Securities and Exchange Commission's website at http://www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

ABOUT AMERICAN EAGLE ENERGY CORPORATION

American Eagle Energy Corporation is an independent exploration and production operator that is focused on acquiring acreage and developing wells in the Williston Basin of North Dakota, targeting the Bakken and Three Forks shale oil formations. The Company is based in Denver, CO. More information about American Eagle can be found at www.americaneagleenergy.com or by contacting investor relations at 303-798-5235 or ir@amzgcorp.com. Company filings with the Securities and Exchange Commission can be obtained free of charge at the SEC’s website at www.sec.gov.

SAFE HARBOR

This press release may contain forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this press release regarding the Company’s financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “possible,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties and important factors (many of which are beyond the Company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the amount we may invest, the location, and the scale of the drilling projects in which we intend to participate; our beliefs with respect to the potential value of drilling projects; our beliefs with regard to the impact of environmental and other regulations on our business; our beliefs with respect to the strengths of our business model; our assumptions, beliefs, and expectations with respect to future market conditions; our plans for future capital expenditures; and our capital needs, the adequacy of our capital resources, and potential sources of capital.

The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company does not assume any obligations to update any of these forward-looking statements.

CONTACT:

Marty Beskow, CFA

Vice President of Capital Markets and Strategy

American Eagle Energy Corporation

720-330-8378

ir@amzgcorp.com

www.americaneagleenergy.com